Seneca Foods Reports Net Earnings of $31.1 Million for the Quarter Ended December 26, 2015

MARION, N.Y. February 2, 2016 -- Seneca Foods Corporation (NASDAQ: SENEA, SENEB) reported for the third quarter of 2016, net earnings of $31.1 million, or $3.10 per diluted share, compared to $7.8 million, or $0.71 per diluted share, in the fiscal third quarter of 2015.   Net sales for the third quarter ended December 26, 2015 decreased from the third quarter ended December 27, 2014 by 5.3%, or $24.0 million to $432.2 million.  The decrease is attributable to a sales volume decrease of $44.0 million partially offset by favorable sales mix and higher selling prices of $20.0 million.
The Company reported net earnings for the fiscal nine months ended December 26, 2015 of $40.6 million, or $4.04 per diluted share, compared to net earnings of $7.1 million, or $0.65 per diluted share for the same period in the prior year. In the nine months ended December 27, 2015, net sales decreased $36.8 million, or 3.6% to $971.7 million. The decrease is attributable to a sales volume decrease of $63.6 million partially offset by favorable sales mix and higher selling prices of $26.8 million. A major portion of the lower sales was due to a $17.9 million reduction in Green Giant vegetable sales.
During the quarter ended December 26, 2015, the Company recorded a gain of $24.3 million related to a contractual payment received in conjunction with a relationship transfer agreement with General Mills.  Also during the third quarter of fiscal 2016, the Company recorded a restructuring charge of $9.6 million related to the closing of a plant in the Northwest.

Excluding a non-cash after-tax LIFO credit of $7.6 million, net earnings per diluted share were $2.34 during the quarter ended December 26, 2015 versus $1.03 during the quarter ended December 27, 2014, which included a non-cash LIFO charge of $3.5 million. Excluding a non-cash after-tax LIFO credit of $8.6 million, net earnings per diluted share were $3.18 during the nine months ended December 26, 2015, compared to $1.29 during the nine months ended December 27, 2014 which included a non-cash LIFO charge of $7.1 million.

About Seneca Foods Corporation
Seneca Foods is North America's leading provider of packaged fruits and vegetables, with facilities located throughout the United States. Its high quality products are primarily sourced from over 2,000 American farms.  Seneca holds the largest share of the retail private label, food service, and export canned vegetable markets, distributing to over 90 countries.   Products are also sold under the highly regarded brands of Libby's®, Aunt Nellie's®, READ®, and Seneca labels, including Seneca snack chips.  In addition, Seneca provides vegetable products under a contract packing agreement with B&G Foods North America, under the Green Giant label.   Seneca's common stock is traded on the Nasdaq Global Stock Market under the symbols "SENEA" and "SENEB". SENEA is included in the S&P SmallCap 600, Russell 2000 and Russell 3000 indices.

Non-GAAP Financial Measures—Net Earnings Excluding LIFO Impact, EBITDA and FIFO EBITDA

Net Earnings excluding LIFO, EBITDA and FIFO EBITDA are non-GAAP financial measures. The Company believes these non-GAAP financial measures provide a basis for comparison to companies that do not use LIFO and enhance the understanding of the Company's historical operating performance.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported net earnings and reported diluted earnings per share to net earnings excluding LIFO and diluted earnings per share excluding LIFO.
	Quarter Ended
	December 26, 2015		December 27, 2014
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net earnings, as reported:	$31.1	$3.10	$7.8	$0.71

LIFO (credit) charge, after tax at statutory federal rate	$(7.6)	$(0.76)	$3.5	$0.32

Net earnings, excluding LIFO impact	$23.5	$2.34	$11.3	$1.03

Diluted weighted average common shares outstanding
(in thousands)		9,953		10,804

	Nine Months Ended
	December 26, 2015		December 27, 2014
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net earnings, as reported:	$40.6	$4.04	$7.1	$0.65

LIFO (credit) charge, after tax at statutory federal rate	$(8.6)	$(0.86)	$7.1	$0.64

Net earnings, excluding LIFO impact	$32.0	$3.18	$14.2	$1.29

Diluted weighted average common shares outstanding
(in thousands)		9,960		10,840

Set forth below is a reconciliation of reported net earnings to EBITDA and FIFO EBITDA (earnings before interest, income taxes, depreciation, amortization, non-cash charges and credits related to the LIFO inventory valuation method). The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

	Nine Months Ended
EBITDA and FIFO EBITDA:	December 26, 2015	December 27, 2014
	(In thousands)

Net earnings	$40,613	$7,134
Income tax expense	19,924	2,333
Interest expense, net of interest income	4,894	3,917
Depreciation and amortization	15,884	16,495
Interest amortization	(226)	(224)
EBITDA	81,089	29,655
LIFO (credit) charge	(13,249)	10,885
FIFO EBITDA	$67,840	$40,540

Forward-Looking Information

The information contained in this release contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements appear in a number of places in this release and include statements regarding the intent, belief or current expectations of the Company or its officers (including statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions) with respect to various matters.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.  Among the factors that could cause actual results to differ materially are:

•	general economic and business conditions;
•	cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials;
•	transportation costs;
•	climate and weather affecting growing conditions and crop yields;
•	availability of financing;
•	leverage and the Company's ability to service and reduce its debt;
•	foreign currency exchange and interest rate fluctuations;
•	effectiveness of the Company's marketing and trade promotion programs;
•	changing consumer preferences;
•	competition;
•	product liability claims;
•	the loss of significant customers or a substantial reduction in orders from these customers;
•	changes in, or the failure or inability to comply with, United States, foreign and local governmental regulations, including environmental and health and safety regulations; and
•	other risks detailed from time to time in the reports filed by the Company with the SEC.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this report or to reflect the occurrence of unanticipated events.

Contact:
Timothy J. Benjamin, Chief Financial Officer
315-926-8100

Seneca Foods Corporation
Unaudited Condensed Consolidated Statements of Net Earnings
For the Periods Ended December 26, 2015 and December 27, 2014
(In thousands of dollars, except share data)

	Quarter		Year-to-Date
	Fiscal 2016	Fiscal 2015	Fiscal 2016	Fiscal 2015

Net sales	$432,198	$456,207	$971,658	$1,008,411

Plant restructuring expense (note 2)	$(9,624)	$(889)	$(9,558)	$(889)

Other operating income net (note 3)	$24,197	$5,033	$24,600	$4,839

Operating income (note 1)	$48,191	$11,469	$65,563	$13,153
Loss (earnings) from equity investment	46	55	132	(231)
Interest expense, net	1,932	1,431	4,894	3,917
Earnings before income taxes	$46,213	$9,983	$60,537	$9,467

Income taxes expense	15,090	2,164	19,924	2,333

Net earnings	$31,123	$7,819	$40,613	$7,134

Earnings attributable to common stock (note 4)	$30,832	$7,711	$40,180	$6,995

Basic earnings per share	$3.12	$0.72	$4.06	$0.65

Diluted earnings per share	$3.10	$0.71	$4.04	$0.65

Weighted average shares outstanding basic	9,884,024	10,733,113	9,891,160	10,769,124

Weighted average shares outstanding diluted	9,953,784	10,804,615	9,960,920	10,840,626

Note 1: The effect of the LIFO inventory valuation method on third quarter pre-tax results was to increase operating earnings by $11,662,000 for the three month period ended December 26, 2015 and decrease operating earnings by $5,315,000 for the three month period ended December
27, 2014. The effect of the LIFO inventory valuation method on year-to-date pre-tax results was to increase operating earnings by
$13,249,000 for the nine month period ended December 26, 2015 and decrease operating earnings by $10,885,000 for the nine month period ended December 27, 2014.
Note 2: The nine month period ended December 26, 2015 included a restructuring charge for plant closure costs of $9,558,000.
The nine month period ended December 27, 2014 included a restructuring charge for product rationalization costs of $889,000.
Note 3: Other operating income for the nine month period ended December 26, 2015 of $24,600,000 represents a $24,275,000 assignment credit related to the relationship transfer agreement among General Mills, B & G Foods and the Company, a $200,000 credit related to a contingency accrual for
Prop 65, net gain on the sale of unused fixed assets of $43,000 and a credit of $82,000 related to an adjustment to an environmental accrual.
Other net gain for the nine month period ended December 27, 2014 of $4,839,000 represents a $5,000,000 gain related to a third party payment for the closing of a Midwest plant, a $250,000 charge related to environmental accrual and net gain on the sale of unused fixed assets of $89,000.
Note 4: The Company uses the "two-class" method for basic earnings per share by dividing the earnings attributable to common shareholders by the weighted average of common shares outstanding during the period.

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